UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

Dennis J. Wilson

Anamered Investments Inc.

LIPO Investments (USA), Inc.

Wilson 5 Foundation

Wilson 5 Foundation Management Ltd.

Five Boys Investments ULC

Shannon Wilson

Low Tide Properties Ltd.

House of Wilson Ltd.

Laura Gentile

Eric Hirshberg

Marc Maurer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dennis J. Wilson, together with the other participants named herein, has filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of his slate of highly qualified director candidates at the 2026 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2026 Annual Meeting”) of lululemon athletica inc. (the “Company”), and for the approval of a business proposal to be presented at the 2026 Annual Meeting.

On April 29, 2026, Mr. Wilson posted materials to social media, screenshots of which are attached hereto as Exhibit 1 and incorporated herein by reference. On April 30, 2026, Mr. Wilson posted materials to social media, screenshots of which are attached hereto as Exhibit 2 and incorporated herein by reference, and posted a video to his campaign YouTube profile, for which a screenshot and written transcript of the video are attached hereto as Exhibit 3 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Wilson, together with the other Participants (as defined below), has filed the Definitive Proxy Statement and accompanying GOLD Universal Proxy Card with the SEC to be used to solicit proxies from the shareholders of the Company in connection with the 2026 Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING AND additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile, and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and, along with other relevant documents, are available at no charge on the SEC’s website at https://www.sec.gov/.

Exhibit 1

LinkedIn

X/Twitter

Facebook

Instagram

Exhibit 2

LinkedIn

X/Twitter

Facebook

Instagram

Exhibit 3

Title: Investor Survey Shows Declining Confidence in lululemon’s Board

Description: A recent survey of investors focused on the athletic apparel industry reveals how investors view lululemon, and the results are clear. Confidence in the Board is slipping as the brand shows signs of decline. The results point to missing gaps in Board expertise while reinforcing what drives real value for a premium brand. Creativity First lulu’s independent nominees can bring the capabilities needed to help close these gaps and move the company forward.

Additional legal information can be found at: www.creativityfirstlulu.com

Video Transcript:

lululemon in decline: investors see missing skills in the boardroom

Only 20% of investors polled have a favorable view of lululemon’s Board.

Missing skills: Investors polled identified key gaps in the Board’s skillset:

key gaps industry expertise brand leadership design innovation

According to the survey, the top factors companies need to command a price premium…

1 Product quality and performance

2 Strong brand reputation and loyalty

The factors that can drive price premiums overlap with the Board’s missing skills

Marc Maurer Laura Gentile Eric Hirshberg

Our three nominees can bring these skills to the boardroom.

When you receive your GOLD proxy card, vote “FOR” our three independent director candidates.